Consent of Independent Registered Public Accounting Firm Super Group (SGHC) Limited St. Peter Port, Guernsey We hereby consent to the incorporation by reference in the Registration Statements on Form S- 8 (No. 333-266396) and Form F-3 (No. 333-272014) of Super Group (SGHC) Limited (the Company) of our reports dated April 3, 2025, relating to the consolidated financial statements, and the effectiveness of the Company’s internal control over financial reporting, which appear in this Annual Report on Form 20-F. /s/ BDO LLP BDO LLP London, United Kingdom April 3, 2025